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                                                                    EXHIBIT 5.1


                           MORGAN, LEWIS & BOCKIUS LLP
                                ONE OXFORD CENTRE
                       PITTSBURGH, PENNSYLVANIA 15219-1417



November 22, 2000



ServiceWare Technologies, Inc.
333 Allegheny Avenue
Oakmont, PA  15139


Re:   Form S-8 Registration Statement
      -------------------------------

Ladies and Gentlemen:

As your counsel, we have assisted in the preparation of a Registration Statement on Form S-8 (the "Registration Statement") for filing with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended (the "Act"), and the rules and the regulations thereunder.

The Registration Statement relates to an aggregate of 4,071,827 shares of Common Stock, par value $.01 per share (the "Common Stock"), of ServiceWare Technologies, Inc. (the "Company") which will be issued pursuant to the Amended and Restated Stock Option Plan and the 2000 Stock Incentive Plan (together, the "Plans"). We have examined the Company's Third Amended and Restated Certificate of Incorporation, the Company's Amended and Restated Bylaws, minutes and such other documents, and have made such inquiries of the Company's officers, as we deemed appropriate. In our examination, we have assumed the genuiness of all signatures, the authenticity of all items submitted to us as originals, and the conformity with originals of all items submitted to us as copies.

Based upon the foregoing, it is our opinion that the Company's Common Stock originally issued by the Company to eligible participants through the Plans, when issued and delivered as contemplated by the Plans, will be validly issued, fully paid and nonassessable.

We hereby consent to the use of this opinion as Exhibit 5.1 to the Registration Statement. In giving such consent, we do not thereby admit that we are acting within the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Securities and Exchange Commission thereunder.

Very truly yours,


/s/ MORGAN, LEWIS & BOCKIUS LLP